Exhibit 21

List of Subsidiaries

Absolute Total Care, Inc. a South Carolina corporation
Access Health Solutions, LLC, a Florida LLC
AECC Total Vision Health Plan of Texas, Inc., a Texas corporation
Bankers Reserve Life Insurance Company of Wisconsin, a Wisconsin corporation
Bridgeway Health Solutions of Arizona LLC, an Arizona LLC
Bridgeway Health Solutions, LLC, a Delaware LLC
Buckeye Community Health Plan, Inc., an Ohio corporation
Casenet, LLC, a Delaware limited liability company
CBHSP Arizona, Inc., an Arizona corporation
CCTX Holdings, LLC, a Delaware LLC
Celtic Group, Inc., a Delaware corporation
Celtic Insurance Company, an Illinois corporation
CeltiCare Health Plan Holdings LLC, a Delaware LLC
CeltiCare Health Plan of Massachusetts, Inc., a Massachusetts corporation
CenCorp Health Solutions, Inc., a Delaware corporation
Cenpatico Behavioral Health of Arizona, LLC, an Arizona LLC
Cenpatico Behavioral Health of Maricopa LLC, an Arizona limited liability company
Cenpatico Behavioral Health of Texas, Inc., a Texas corporation
Cenpatico Behavioral Health of Wisconsin, LLC, a Wisconsin LLC
Cenpatico Behavioral Health, LLC, a California LLC
Cenphiny Management, LLC, a Delaware LLC
Centene Center LLC, a Delaware limited liability company
Centene Company of Texas, LP, a Texas limited partnership
Centene Corporation, a Delaware corporation
Centene Finance Corporation, a Delaware corporation
Centene Holdings, LLC, a Delaware LLC
Centene Management Company, LLC, a Wisconsin LLC
CMC Real Estate Company, LLC, a Delaware LLC
Coordinated Care Corporation Indiana, Inc., d/b/a Managed Health Services, an Indiana corporation
Family Care & Workforce Diversity Consultants LLC, d/b/a Worklife Innovations, a Connecticut LLC
Hallmark Life Insurance Company, an Arizona corporation
IlliniCare Health Plan, Inc., an Illinois corporation
Imaging Investments, Inc., a Delaware corporation
Integrated Mental Health Management, LLC, a Texas LLC
Integrated Mental Health Services, a Texas corporation
LBB Industries, Inc., a Texas corporation
Magnolia Health Plan Inc., a Mississippi corporation
Managed Health Services Insurance Corporation, a Wisconsin corporation
Novasys Health , Inc., a Delaware corporation
Nurse Response, Inc., a Delaware corporation
NurseWise Holdings, LLC, a Delaware LLC
NurseWise, LP, a Delaware limited partnership
Nurtur Health, Inc., a Delaware corporation
Ocucare Systems, Inc., a Florida corporation
OptiCare IPA of New York, Inc., a New York corporation
OptiCare Managed Vision, Inc., a Delaware corporation
OptiCare Vision Company, Inc., a Delaware corporation
OptiCare Vision Insurance Company, Inc., a South Carolina corporation
Peach State Health Plan, Inc., a Georgia corporation
Physicians Choice LLC, d/b/a Palmetto Administrative Services, a South Carolina LLC
Phytrust of South Carolina LLC, a Florida LLC
RX Direct, Inc., a Texas corporation
Sunshine Consulting Services, Inc., a Delaware corporation
Sunshine Health Holding Company, a Florida corporation
Sunshine State Health Plan, Inc., a Florida corporation
Superior HealthPlan, Inc., a Texas corporation
Total Vision, Inc., a Delaware corporation
U.S. Script, Inc., a Delaware corporation
University Health Plans, Inc., a New Jersey corporation
Wellness By Choice, LLC, a New York limited liability company